Exhibit 10.9

BACKSTOP AGREEMENT

THIS BACKSTOP AGREEMENT, dated as of April 25, 2023 (this “Agreement”), by and among Europe Acquisition Holdings Limited, a Cayman Islands exempted company and having its registered office at Paget-Brown Financial Services Limited, Century Yard, Cricket Square, PO Box 1111, George Town, Grand Cayman, Cayman Islands KY1-1102 (“Sponsor”), Investcorp Europe Acquisition Corp I, a Cayman Islands exempted company incorporated with limited liability with registered number 373300 and whose registered office is at Paget-Brown Financial Services Limited, Century Yard, Cricket Square, P.O. Box 1111, George Town, Grand Cayman KY1-1102, Cayman Islands (“SPAC”), Orca Holdings Limited, a Cayman Islands exempted company incorporated with limited liability and having its registered office at Paget-Brown Financial Services Limited, Century Yard, Cricket Square, P.O. Box 1111, George Town, Grand Cayman KY1-1102, Cayman Islands (the “Company”), and OpSec Holdings, a Cayman Islands exempted company incorporated with limited liability and having its registered office at Paget-Brown Financial Services Limited, Century Yard, Cricket Square, P.O. Box 1111, George Town, Grand Cayman KY1-1102, Cayman Islands (“Pubco”).

WHEREAS, this Backstop Agreement is being entered into in connection with the Business Combination Agreement, to be entered into as of the date hereof (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Business Combination Agreement”; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Business Combination Agreement), among Pubco, SPAC, the Company, Opal Merger Sub I, a Cayman Islands exempted company incorporated with limited liability and wholly-owned Subsidiary of Pubco (“Merger Sub I”), Opal Merger Sub II, a Cayman Islands exempted company incorporated with limited liability and wholly-owned Subsidiary of Pubco (“Merger Sub II”), Orca Midco Limited, a private limited company incorporated under the laws of England and Wales (“Orca Midco”), Orca Bidco Limited, a private limited company incorporated under the laws of England and Wales and a Subsidiary of the Company (“Orca”), Investcorp Technology Secondary Fund 2018, L.P., a Cayman Islands limited partnership, and Mill Reef Capital Fund SCS, a limited partnership (société en commandite simple) organized under the laws of Luxembourg;

WHEREAS, Sponsor is an affiliate of SPAC;

WHEREAS, in connection with the Transactions, and subject to the limitations set forth in Section 1 hereof, Sponsor has agreed to backstop, and/or cause one or more of its designees who execute a joinder hereto in accordance with Section 8 (each, a “Sponsor Designee”) to backstop, Redemptions, and to the extent such backstop is required, desires to subscribe for and purchase that number of Pubco Securities to be determined, in accordance with Section 1 hereof, and in such event, Pubco desires to issue and sell to Sponsor and/or one or more Sponsor Designees such number of Pubco Securities in consideration of the Commitment Amount (as defined below), all on the terms and conditions set forth herein;

WHEREAS, it is intended that certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or institutional “accredited investors” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) (each, a “PIPE Investor”) may, severally and not jointly, enter into separate subscription agreements with Pubco (such subscription agreements, the “PIPE Subscription Agreements”), pursuant to which such PIPE Investors will agree to purchase Pubco Ordinary Shares on the Second Merger Closing Date; and

WHEREAS, Sponsor may elect to enter into a PIPE Subscription Agreement on the same terms and conditions as other PIPE Investors.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.	Backstop Commitment.

1.1

Upon the terms and subject to the conditions set forth herein, in the event that the amount of funds held in the Trust Account (after giving effect to Redemptions) plus the aggregate amount of cash payable to Pubco pursuant to all PIPE Subscriptions by PIPE Investors other than Sponsor is less than $100,000,000, Sponsor hereby agrees to acquire, and/or to cause on or more Sponsor Designees to acquire, from Pubco, and Pubco agrees to issue to Sponsor and/or one or more Sponsor Designees, as applicable, an aggregate number of Pubco Securities equal to the aggregate Commitment Amount divided by the applicable purchase price of each such Pubco Security, in each case as further specified in Section 1.2. For purposes hereof, “Commitment Amount” means an amount equal to (a) $50,000,000, minus (b) the amount, if any, by which the amount of funds held in the Trust Account (after giving effect to Redemptions) plus the aggregate amount of PIPE Subscriptions by PIPE Investors other than Sponsor exceeds $50,000,000, minus (c) the amount of any PIPE Subscription by Sponsor; provided, however, that in no event shall the Commitment Amount be less than $0.

1.2

At the Backstop Closing (as defined below), Sponsor shall acquire, and/or cause one or more Sponsor Designees to acquire, from Pubco, and Pubco shall issue to Sponsor and/or one or more Sponsor Designees, as applicable, a number of Pubco Ordinary Shares, rounded to the nearest whole number, equal to the quotient obtained by dividing the Commitment Amount by $10.00 (such number of Pubco Ordinary Shares, the “Backstop Shares”) (such subscription and issuance, the “Subscription”).

2.	Settlement Date and Delivery.

2.1

Closing. The acquisition and issuance of the Backstop Shares (the “Backstop Closing”) shall occur on the same day as, and immediately prior to, the Second Merger Closing (the date of the Backstop Closing, the “Backstop Closing Date”) upon the terms and subject to the conditions set forth herein. Not less than five Business Days prior to the anticipated Second Merger Closing Date, Pubco shall provide written notice to Sponsor and SPAC of such anticipated Second Merger Closing Date (the “Closing Notice”). Not less than two Business Days prior to the anticipated Second Merger Closing Date (as specified in the Closing Notice), SPAC shall provide written notice to Sponsor and Pubco of the Commitment Amount, together with a certificate duly executed by an officer or director of SPAC certifying such aggregate amount (the “Redemption Notice”). Sponsor shall deliver, and/or cause one or more Sponsor Designees to deliver, to Pubco on or prior to the anticipated Second Merger Closing Date, by wire transfer of U.S. dollars in immediately available funds, an aggregate amount equal to the Commitment Amount to the account specified by Pubco in the Closing Notice, such funds to be held by Pubco in trust for the benefit of Sponsor and/or one or more Sponsor Designees, as applicable, until the Backstop Closing. Pubco shall deliver to Sponsor (a) at the Backstop Closing, the Backstop Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under applicable securities laws), in the name of Sponsor (and/or one or more Sponsor Designees in accordance with Sponsor’s delivery instructions) or to a custodian designated by Sponsor, as applicable; and (b) as promptly as practicable after the Backstop Closing, a copy of the records of Pubco’s transfer agent (the “Transfer Agent”) or other evidence showing Sponsor and/or any Sponsor Designees, as applicable, as the owner(s) of the applicable number of Backstop Shares on and as of the Second Merger Closing Date. In the event the Second Merger Closing Date does not occur within five Business Days after the anticipated Second Merger Closing Date identified in the Closing Notice, Pubco shall promptly (but not later than two Business Days thereafter) return the aggregate Commitment Amount to Sponsor and/or each Sponsor Designee, as applicable, by wire transfer of U.S. dollars in immediately available funds to the account specified by Sponsor and/or each Sponsor Designee, as applicable, with each such person receiving the portion of the Commitment Amount funded by such person, and any book entries shall be deemed cancelled; provided that unless this Agreement has been terminated pursuant to Section 4, such return of funds shall not terminate this Agreement or relieve Sponsor of its obligation to purchase the Backstop Shares at the Backstop Closing upon delivery of a new Closing Notice in accordance with the terms of this Section 2.1. Prior to the Backstop Closing, Sponsor shall deliver, and cause any Sponsor Designees participating in the Backstop Closing to deliver, to Pubco a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8. SPAC warrants to Pubco that the information provided by it in the Redemption Notice shall, when given, be true and correct.

2.2

Conditions to Closing of Pubco. Pubco’s obligations to sell and issue the Backstop Shares at the Backstop Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver, on or prior to the Backstop Closing Date, of each of the following conditions:

(a)

Representations and Warranties Correct. The representations and warranties made by Sponsor in Section 3.3 shall be true and correct as of the Backstop Closing Date (except with respect to such representations and warranties that speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date), except for inaccuracies or the failure of such representations and warranties to be true and correct that (without giving effect to any limitation as to “materiality” or “Sponsor Material Adverse Effect” (as defined below) or another similar materiality qualification set forth herein), individually or in the aggregate, has not had, and would not reasonably be expected to have a Sponsor Material Adverse Effect.

(b)

Second Merger Closing. All conditions precedent to the consummation of the Second Merger set forth in Section 11.5 of the Business Combination Agreement shall have been satisfied or waived (other than those conditions that, by their nature, may only be satisfied at the consummation of the Second Merger Closing but subject to satisfaction or waiver thereof).

(c)

No Law or Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the consummation of the transactions contemplated hereby illegal or which otherwise prevents or prohibits consummation of the transactions contemplated hereby.

(d)

Performance and Compliance under Backstop Agreement. Sponsor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Backstop Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of Sponsor to consummate the Backstop Closing.

2.3

Conditions to Closing of Sponsor. Sponsor’s obligation to subscribe for and purchase the Backstop Shares at the Backstop Closing is subject to the fulfillment or (to the extent permitted by applicable law) written waiver, on or prior to the Backstop Closing Date, of each of the following conditions:

(a)

Representations and Warranties Correct. The representations and warranties made by Pubco in Section 3.1 and SPAC in Section 3.2 shall be true and correct as of the Backstop Closing Date, with respect to Pubco and the Second Merger Closing, with respect to SPAC (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date), except for inaccuracies or the failure of such representations and warranties to be true and correct that (without giving effect to any limitation as to “materiality”, Pubco Material Adverse Effect (as defined below), SPAC Material Adverse Effect (as defined below), as the case may be, or another similar materiality qualification set forth herein), individually or in the aggregate, has not had, and would not reasonably be expected to have, a SPAC Material Adverse Effect or a Pubco Material Adverse Effect.

(b)

Second Merger Closing. All conditions precedent to the consummation of the Second Merger set forth in Section 11.5 of the Business Combination Agreement shall have been satisfied or waived (other than those conditions that, by their nature, may only be satisfied at the consummation of the Second Merger Closing but subject to satisfaction or waiver thereof).

(c)

No Law or Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the consummation of the transactions contemplated hereby illegal or which otherwise prevents or prohibits consummation of the transactions contemplated hereby.

(d)

Performance and Compliance under Backstop Agreement. Pubco shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Backstop Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of Pubco to consummate the Backstop Closing.

(e)

Listing. (i) Pubco’s initial listing application with Nasdaq Stock Market LLC (“Nasdaq”) in connection with the Transactions shall have been conditionally approved and, immediately following the Backstop Closing, Pubco shall satisfy any applicable initial and continuing listing requirements of Nasdaq and Pubco shall not have received any notice of non-compliance therewith, and (ii) the Backstop Shares shall have been approved for listing on Nasdaq, subject to official notice of issuance.

3.	Representations, Warranties and Agreements.

3.1	Pubco’s Representations, Warranties and Agreements. To induce Sponsor to purchase the Backstop Shares, Pubco hereby represents and warrants to Sponsor as follows:

(a)

Pubco is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands. Pubco has all corporate power and authority to (i) own, lease and operate its properties and conduct its business as presently conducted and (ii) enter into, deliver and perform its obligations under this Agreement.

(b)

At Closing, subject to the receipt of the Commitment Amount in accordance with the terms of this Agreement and registration with the Transfer Agent, the Backstop Shares will be duly authorized, validly issued and allotted and fully paid, free and clear of any liens or other encumbrances (other than those arising under applicable securities laws) and will not have been issued in violation of or subject to any preemptive or similar rights created under Pubco’s Organizational Documents (as in effect at such time of issuance) or the laws of the Cayman Islands.

(c)

This Agreement has been duly authorized, executed and delivered by Pubco and, assuming that this Agreement constitutes the valid and binding obligation of Sponsor and SPAC, is the valid and binding obligation of Pubco and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

(d)

The execution, delivery and performance of this Agreement (including compliance by Pubco with all of the provisions hereof), the issuance and sale of the Backstop Shares and the consummation of the other transactions contemplated herein, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Pubco pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Pubco is a party or by which Pubco is bound or to which any of the property or assets of Pubco is subject, which would reasonably be expected to have a material adverse effect on the ability of Pubco to enter into and timely perform its obligations under this Agreement, including the issuance and sale of the Backstop Shares (a “Pubco Material Adverse Effect”), (ii) result in any violation of the provisions of the Organizational Documents of Pubco or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Pubco or any of its properties that would reasonably be expected to have a Pubco Material Adverse Effect.

(e)

As of the date of this Agreement, the authorized share capital of Pubco consists of 500,000,000 ordinary shares, with a par value of $0.0001. As of the date of this Agreement, one (1) ordinary share is issued and outstanding and such share is duly authorized and validly issued, is fully paid and non-assessable, and is not subject to preemptive rights or encumbrances. As of the date of this Agreement, and immediately prior to the Backstop Closing, except as set forth above and pursuant to the PIPE Subscription Agreements, the Business Combination Agreement, the other Ancillary Documents and the transactions contemplated thereby, there are no outstanding (i) shares, equity interests or voting securities of Pubco, (ii) securities of Pubco convertible into or exchangeable for shares or other equity interests or voting securities of Pubco, (iii) options, warrants or other rights (including preemptive rights) or agreements, arrangements or commitments of any character, whether or not contingent, of Pubco to subscribe for, purchase or acquire from any individual, entity or other person, and no obligation of Pubco to issue, any shares or other equity interests or voting securities of Pubco (collectively, the “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests, or (iv) other similar rights of or with respect to Pubco, or (v) obligations of Pubco to repurchase, redeem or otherwise acquire any of the foregoing Equity Interests, or other similar rights. As of the date of this Agreement, there are no shareholder agreements, voting trusts or other agreements or understandings to which Pubco is a party or by which it is bound relating to the voting of any securities of Pubco, other than as contemplated by the Business Combination Agreement, the other Ancillary Documents and the transactions contemplated thereby.

(f)

Assuming the accuracy of Sponsor’s representations and warranties set forth in Section 3.3, in connection with the offer, sale and delivery of the Backstop Shares in the manner contemplated by this Agreement, no registration under the Securities Act is required for the offer and sale of the Backstop Shares by Pubco to Sponsor. The Backstop Shares (i) were not offered to Sponsor by any form of general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act and (ii) to the knowledge of Pubco, are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(g)

Neither Pubco, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any Pubco security or solicited any offers to buy any security under circumstances that would adversely affect reliance by Pubco on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the issuance of the Backstop Shares under the Securities Act.

(h)

Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Pubco Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case, by or before any governmental authority pending, or, to the knowledge of Pubco, threatened against Pubco or any of Pubco’s properties or rights that affects or would reasonably be expected to affect Pubco’s ability to consummate the transactions contemplated by this Agreement, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against Pubco or any of Pubco’s properties or rights that affects or would reasonably be expected to affect Pubco’s ability to consummate the transactions contemplated by this Agreement.

(i)

Pubco is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have a Pubco Material Adverse Effect. Pubco has not received any written communication from a governmental authority that alleges that Pubco is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Pubco Material Adverse Effect.

(j)

Pubco is not required to obtain any material consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance of the Backstop Shares pursuant to this Agreement, other than (i) filings with the Securities and Exchange Commission (the “Commission”), (ii) filings required by applicable state or federal securities laws, (iii) the filings required in accordance with Section 6.20; (iv) those required by Nasdaq, and (v) those required to consummate the Transactions as provided under the Business Combination Agreement.

(k)

Upon the consummation of the Second Merger Closing, Pubco Ordinary Shares will be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and will be listed for trading on Nasdaq, and the Backstop Shares will be approved for listing on Nasdaq, and no suspension of such approval shall have occurred.

(l)	Neither Pubco nor any person acting on its behalf is under any obligation to pay any broker’s fee or finder’s fee or other fee or commission in connection with the sale of the Backstop Shares.

(m)

Pubco is not, and immediately after receipt of payment for the Backstop Shares of Pubco will not be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and as such, subject to registration as an “investment company” under the Investment Company Act or (ii) a “business development company” (as defined in section 2(a)(48) of the Investment Company Act).

3.2	SPAC’s Representations, Warranties and Agreements. To induce Sponsor to purchase the Backstop Shares, SPAC hereby represents and warrants to Sponsor as follows:

(a)

SPAC is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands. SPAC has all corporate power and authority to (i) own, lease and operate its properties and conduct its business as presently conducted and (ii) enter into, deliver and perform its obligations under this Agreement.

(b)

This Agreement has been duly authorized, executed and delivered by SPAC and, assuming that this Agreement constitutes the valid and binding obligation of Sponsor, is the valid and binding obligation of SPAC and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

(c)

The execution, delivery and performance of this Agreement (including compliance by SPAC with all of the provisions hereof), issuance and sale of the Backstop Shares and the consummation of the certain other transactions contemplated herein, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of SPAC pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which SPAC is a party or by which SPAC is bound or to which any of the property or assets of SPAC is subject, which would reasonably be expected to have a material adverse effect on the ability of SPAC to enter into and timely perform its obligations under this Agreement (an “SPAC Material Adverse Effect”), (ii) result in any violation of the provisions of the Organizational Documents of SPAC or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over SPAC or any of its properties that would reasonably be expected to have an SPAC Material Adverse Effect.

(d)

As of the date of this Agreement, the authorized capital shares of SPAC consists of (i) 400,000,000 shares of Class A ordinary shares, par value $0.0001 per share (“Class A Shares”), (ii) 40,000,000 shares of Class B ordinary shares, par value $0.0001 per share (“Class B Shares”) and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the date hereof: (i) 34,500,000 Class A Shares are issued and outstanding; (ii) 8,625,000 Class B Shares are issued and outstanding; and (iii) 16,700,000 warrants, each exercisable to purchase one existing Class A Share at $11.50 per share are outstanding. As of the date of this Agreement, and immediately prior to the Second Merger Closing other than as set forth in this clause (d) or in any form, report, statement, schedule, prospectus, proxy, registration statement or other document filed by SPAC with the Commission prior to the date of this Agreement (each, an “SEC Document” and collectively, the “SEC Documents”) or any of the Ancillary Documents, there are no (1) outstanding options, warrants, puts, calls, convertible or exchangeable securities, “phantom” share rights, share appreciation rights, share-based units, pre-emptive or similar rights, (2) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights, or (3) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement, the Business Combination Agreement and the Ancillary Documents), (A) relating to any shares or other issued or unissued equity securities of SPAC (collectively, the “SPAC Equity Interests”) or securities convertible into or exchangeable or exercisable for SPAC Equity Interests, (4) or other similar rights of or with respect to SPAC, (B) obligating SPAC to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for any capital shares, or (C) obligating SPAC to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such capital shares. As of the date of this Agreement, SPAC has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which SPAC is a party or by which it is bound relating to the voting of any securities of SPAC, other than (A) as set forth in the SEC Documents and (B) as contemplated by the Business Combination Agreement (including the Ancillary Documents). There are no securities or instruments issued by or to which SPAC is party containing anti-dilution or similar provisions that will be triggered by the issuance of the Backstop Shares or the issuance of Pubco Ordinary Shares under any PIPE Subscription Agreement, in each case, that have not been or will not be validly waived on or prior to the Backstop Closing Date.

(e)

As of the date of this Agreement, and immediately prior to the Second Merger Closing, the issued and outstanding Class A Shares of SPAC are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on Nasdaq under the symbol “ICVB.” There is no suit, action, proceeding or investigation pending or, to the knowledge of SPAC, threatened against SPAC by Nasdaq or the Commission with respect to any intention by such entity to deregister the Class A Shares of SPAC or prohibit or terminate the listing of the Class A Shares of SPAC on Nasdaq. SPAC has taken no action that is designed to terminate the registration of the Backstop Shares of Class A Shares of SPAC under the Exchange Act prior to the Second Merger Closing.

(f)

SPAC has made available to Sponsor (including via the Commission’s EDGAR system) a true, correct and complete copy of each SEC Document which, as of their respective filing dates, complied in all material respects with the requirements of the Securities Act and Exchange Act applicable to the SEC Documents and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents. None of the SEC Documents contained, when filed or, if amended prior to the date of this Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that SPAC makes no such representation or warranty with respect to the proxy statement of SPAC to be filed in connection with the approval of the Business Combination Agreement by the shareholders of SPAC (the “Proxy Statement”) or any other information relating to the Company or any of its affiliates and consolidated affiliated entities (together with the Company, the “Group”) included in any SEC Documents or filed as an exhibit thereto. SPAC has timely filed each SEC Document that SPAC was required to file with the Commission since its inception and through the date hereof. As of the date hereof, there are no material outstanding or unresolved comments in comment letters from the Commission staff with respect to any of the SEC Documents.

(g)

Except for such matters as have not had and would not reasonably be expected to have, individually or in the aggregate, an SPAC Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of SPAC, threatened against SPAC or any of SPAC’s properties or rights that affects or would reasonably be expected to affect SPAC’s ability to consummate the transactions contemplated by this Agreement, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against SPAC or any of SPAC’s properties or rights that affects or would reasonably be expected to affect SPAC’s ability to consummate the transactions contemplated by this Agreement.

(h)

SPAC is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have an SPAC Material Adverse Effect. SPAC has not received any written communication from a governmental authority that alleges that SPAC is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, an SPAC Material Adverse Effect.

(i)

SPAC is not required to obtain any material consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance of the Backstop Shares pursuant to this Agreement, other than (i) filings with the Commission, (ii) filings required by applicable state or federal securities laws, (iii) the filings required in accordance with Section 6.20; (iv) those required by Nasdaq, and (v) those required to consummate the Transactions as provided under the Business Combination Agreement.

(j)	Neither SPAC nor any person acting on its behalf is under any obligation to pay any broker’s fee or finder’s fee or other fee or commission in connection with the sale of the Backstop Shares.

3.3

Sponsor’s Representations, Warranties and Agreements. To induce Pubco to issue the Backstop Shares to Sponsor, Sponsor hereby represents and warrants to Pubco and SPAC and acknowledges and agrees with Pubco and SPAC as follows:

(a)

Sponsor has been duly formed or incorporated and is validly existing and, where such concept is recognized, in good standing under the laws of its jurisdiction of incorporation or formation, with all corporate power and authority to (i) own, lease and operate its properties and conduct its business as presently conducted and (ii) enter into, deliver and perform its obligations under this Agreement.

(b)

This Agreement has been duly authorized, validly executed and delivered by Sponsor. Assuming that this Agreement constitutes the valid and binding agreement of Pubco and SPAC, this Agreement is the valid and binding obligation of Sponsor and is enforceable against Sponsor in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c)

The execution, delivery and performance by Sponsor of this Agreement and the consummation of the transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Sponsor or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Sponsor or any of its subsidiaries is a party or by which Sponsor or any of its subsidiaries is bound or to which any of the property or assets of Sponsor or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on Sponsor’s ability to enter into and timely perform its obligations under this Agreement (a “Sponsor Material Adverse Effect”), (ii) result in any violation of the provisions of the Organizational Documents of Sponsor or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Sponsor or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Sponsor Material Adverse Effect.

(d)

Sponsor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) satisfying the applicable requirements set forth on Schedule I, (ii) is acquiring the Backstop Shares only for its own account and not for the account of others, or if Sponsor is subscribing for the Backstop Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” or an institutional “accredited investor” and Sponsor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account and (iii) is not acquiring the Backstop Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule I following the signature page hereto) and is not a party to or bound by a binding commitment to sell or otherwise dispose of the Backstop Shares. Sponsor acknowledges that the offering meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J). The information provided by Sponsor on Schedule I is true and correct in all respects.

(e)

Sponsor understands that the Backstop Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the offer and sale of the Backstop Shares have not been registered under the Securities Act. Sponsor understands that the Backstop Shares may not be resold, transferred, pledged or otherwise disposed of by Sponsor absent an effective registration statement under the Securities Act, except (i) to Pubco or a subsidiary thereof, (or (ii) pursuant to an exemption from the registration requirements of the Securities Act, and in each of cases (i) and (ii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any book entries representing the Backstop Shares shall contain a legend to such effect. Sponsor acknowledges that the Backstop Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Sponsor understands and agrees that the Backstop Shares will be subject to the foregoing transfer restrictions and, as a result, Sponsor may not be able to readily resell the Backstop Shares and may be required to bear the financial risk of an investment in the Backstop Shares for an indefinite period of time. Sponsor understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Backstop Shares.

(f)

Sponsor is purchasing the Backstop Shares directly from Pubco. Sponsor further acknowledges that there have been no representations, warranties, covenants or agreements made to Sponsor by Pubco, SPAC, the Company or any of their respective affiliates, officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements of Pubco and SPAC expressly set forth in this Agreement, and Sponsor is not relying on any representations, warranties or covenants other than those expressly set forth in this Agreement.

(g)

Sponsor’s acquisition and holding of the Backstop Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

(h)

In making its decision to purchase the Backstop Shares, Sponsor has relied solely upon an independent investigation made by Sponsor and each of Pubco’s and SPAC’s representations, warranties and agreements contained in Section 3.1 and Section 3.2, respectively. Without limiting the generality of the foregoing, Sponsor has not relied on any statements or other information provided by anyone other than Pubco and SPAC concerning Pubco or SPAC, respectively, or the Backstop Shares or the offer and sale of the Backstop Shares. Sponsor has received access to and has had an adequate opportunity to review, such financial and other information as Sponsor deems necessary in order to make an investment decision with respect to the Backstop Shares, including with respect to Pubco, SPAC, the Target Companies and the transactions contemplated hereby and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to Sponsor’s investment in the Backstop Shares. Sponsor has reviewed the documents made available to Sponsor by SPAC and the Company. Sponsor and Sponsor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Sponsor and such Sponsor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Backstop Shares. Sponsor also acknowledges that it has received and reviewed the Updated Company Financial Statements. Based on such information as Sponsor has deemed appropriate, Sponsor has independently made his/her/its own analysis and decision to enter into the Backstop Closing. Except for the representations, warranties and agreements of Pubco and SPAC expressly set forth in Section 3.1 and Section 3.2 of this Agreement, respectively, Sponsor is relying exclusively on his/her/its own sources of information, investment analysis and the due diligence (including professional advice Sponsor deems appropriate) with respect to the Backstop Closing, Pubco Ordinary Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of Pubco or the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Sponsor further acknowledges that the information provided to Sponsor is preliminary and subject to change.

(i)

Sponsor is aware that there are substantial risks incident to the purchase and ownership of the Backstop Shares. Sponsor is able to fend for itself in the transactions contemplated herein. Sponsor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Backstop Shares, and Sponsor has sought such accounting, legal and tax advice as Sponsor has considered necessary to make an informed investment decision. Sponsor understands and acknowledges that (A) it (i) is an institutional account as defined in FINRA Rule 4512(c); (ii) is a sophisticated investor, experienced in investing in financial and business transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Backstop Shares and (B) the purchase and sale of the Backstop Shares hereunder meets the institutional customer exemption under FINRA Rule 2111(b).

(j)

Sponsor, alone, or together with any professional advisor(s), has analyzed and considered the risks of an investment in the Backstop Shares and determined that the Backstop Shares are a suitable investment for Sponsor and that Sponsor is able at this time and in the foreseeable future to bear the economic risk of a total loss of Sponsor’s investment in Pubco. Sponsor acknowledges specifically that a possibility of total loss exists.

(k)

Sponsor understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Backstop Shares or made any findings or determination as to the fairness of an investment in the Backstop Shares.

(l)

Sponsor is not a person that is the target of economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by relevant governmental authorities, including, but not limited to, those administered by the U.S. government through the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, or Her Majesty’s Treasury of the United Kingdom (collectively, “Sanctions”), including (i) any person listed in any Sanctions-related list of sanctioned persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, or any EU member state; (ii) any person operating, organized or resident in a country or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Russia, Crimea, Cuba, Iran, North Korea, and Syria); (iii) any person owned or controlled by, or acting on behalf of, any such person or persons; or (iv) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Sponsor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law; provided that Sponsor is permitted to do so under applicable law. Sponsor represents that (i) if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Sponsor maintains policies and procedures reasonably designed to ensure compliance with applicable obligations under the BSA/PATRIOT Act; and (ii) to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with the anti-money-laundering-related laws administered and enforced by other governmental authorities. Sponsor also represents that it maintains policies and procedures reasonably designed to ensure compliance with applicable Sanctions. Sponsor further represents and warrants that it maintains policies and procedures reasonably designed to ensure the funds held by Sponsor and used to purchase the Backstop Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(m)

If Sponsor is or is acting on behalf of an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (“Similar Law”), or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Sponsor represents and warrants that none of SPAC, Pubco, the Company, or any of their respective affiliates (the “Transaction Parties”) has provided investment advice or otherwise acted as the Plan’s fiduciary, with respect to its decision to acquire and hold the Backstop Shares, and none of the Transaction Parties is or shall at any time be the Plan’s fiduciary with respect to any decision in connection with its investment in the Backstop Shares (including with respect to any decision to acquire, continue to hold or transfer the Backstop Shares).

(n)

Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by Sponsor with the Commission with respect to the beneficial ownership of SPAC Ordinary Shares prior to the date hereof, Sponsor is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) acting for the purpose of acquiring, holding or disposing of equity securities of SPAC (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(o)

No foreign person (as defined in Section 721 of the Defense Production Act of 1950, as amended (50 U.S.C. §4565), and all rules and regulations issued and effective thereunder (together, the “DPA”)) in which the national or subnational governments of a single foreign state have a “substantial interest” (as defined in the DPA) will acquire a “substantial interest” (as defined in the DPA) in Pubco as a result of the purchase of Shares by Sponsor hereunder such that a filing before the Committee on Foreign Investment in the United States would be required under the DPA, and no such foreign person will have “control” (as defined in the DPA) over Pubco from and after the Backstop Closing as a result of the purchase of Shares by Sponsor hereunder.

(p)

On each date the Commitment Amount would be required to be funded pursuant to Section 2.1, Sponsor will have sufficient immediately available funds to pay the Commitment Amount pursuant to Section 2.1.

(q)

Sponsor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including SPAC, Pubco, the Company, any of their respective affiliates or any of its or their respective control persons, officers, directors or employees), other than the representations and warranties of Pubco and SPAC expressly set forth in Section 3.1 and Section 3.2 of this Agreement, respectively, in making its investment or decision to invest in Pubco. Sponsor agrees that none of (i) any PIPE Investor (including the controlling persons, officers, directors, partners, agents or employees of any such PIPE Investor) or (ii) the Company or their respective affiliates or any of their or their respective affiliates’ control persons, officers, directors, partners, agents or employees shall be liable to: Sponsor pursuant to this Agreement (or any PIPE Investor pursuant to any PIPE Subscription Agreement) or any other agreement related to the private placement of shares of Pubco’s capital stock for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Backstop Shares hereunder.

(r)

No broker, finder or other financial consultant is acting on Sponsor’s behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability of Pubco or the Company for the payment of any fees, costs, expenses or commissions.

(s)	Sponsor has no binding arrangement in place to sell, transfer or otherwise dispose of any of the Backstop Shares.

(t)

Sponsor became aware of this offering of the Backstop Shares solely by means of direct contact between Sponsor and Pubco, or a representative thereof, and the Backstop Shares were offered to Sponsor solely by direct contact between Sponsor and Pubco, or a representative thereof, and not as a result of any general solicitation.

(u)

Neither Sponsor, nor, to the extent it has them, any of its equity holders, managers, general or limited partners, directors, affiliates or executive officers (collectively with Sponsor, the “Covered Persons”), are subject to any of the “Bad Actor” disqualifications described in Rule 506(d) under the Securities Act (a “”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3), in each case as indicated in the questionnaire attached as Schedule I hereto. Sponsor has exercised reasonable care to determine whether any Covered Person is subject to a Disqualification Event. The acquisition of the Backstop Shares by Sponsor will not subject Pubco to any Disqualification Event.

(v)	Sponsor acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to Pubco.

(w)

Except for such matters as have not had and would not reasonably be expected to have, individually or in the aggregate, an Sponsor Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of Sponsor, threatened against Sponsor or any of Sponsor’s properties or rights that affects or would reasonably be expected to affect Sponsor’s ability to consummate the transactions contemplated by this Agreement, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against Sponsor or any of Sponsor’s properties or rights that affects or would reasonably be expected to affect Sponsor’s ability to consummate the transactions contemplated by this Agreement.

4.	Termination

This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (i) such date and time as the Business Combination Agreement is validly terminated in accordance with its terms and (ii) upon the mutual written agreement of each of the parties hereto to terminate this Agreement; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. Pubco shall promptly notify Sponsor of the termination of the Business Combination Agreement after the termination of such agreement. Upon a valid termination of this Agreement pursuant to this Section 4 after the delivery by Sponsor and/or any Sponsor Designees, as applicable, of the aggregate Commitment Amount for the Backstop Shares, Pubco shall promptly (but not later than two (2) Business Days thereafter) return the aggregate Commitment Amount (to the extent such Commitment Amount has been deposited) to Sponsor and/or each Sponsor Designee, as applicable, without any deduction for, or on account of, any tax, withholding, charges or setoff, with each such person receiving the portion of the Commitment Amount funded by such person. This Section 4, Section 5, and Section 6 shall survive the termination of this Agreement.

5.	Trust Account Waiver.

Notwithstanding anything to the contrary set forth herein, Sponsor acknowledges that it has read the publicly filed prospectus of SPAC, including the form of investment management trust agreement, by and between SPAC and Continental Stock Transfer & Trust Company, a New York corporation, and understands that SPAC has established the trust account described therein (the “Trust Account”) for the benefit of SPAC’s public stockholders and that disbursements from the Trust Account are available only in the limited circumstances set forth therein. Sponsor further acknowledges and agrees that SPAC’s sole assets consist of the cash proceeds of SPAC’s initial public offering and private placements of its securities, and that substantially all of these proceeds have been deposited in the Trust Account for the benefit of its public stockholders and that Sponsor has no right, title or interest of any kind in the Trust Account and the monies that may now or in the future be deposited therein. Accordingly, Sponsor (on behalf of itself and its affiliates) hereby waives any past, present or future claim of any kind (including with respect to claiming any right, title or interest in respect of such Trust Account) arising out of this Agreement against, and any right to access, the Trust Account, any trustee of the Trust Account and SPAC to collect from the Trust Account any monies that may be owed to them by SPAC or any of its affiliates for any reason whatsoever, and will not seek recourse against the Trust Account at any time for any reason whatsoever, including, without limitation, for any knowing and intentional material breach by any of the parties to this Agreement of any of its representations or warranties as set forth in this Agreement, or such party’s material breach of any of its covenants or other agreements set forth in this Agreement, which material breach constitutes, or is a consequence of, a purposeful act or failure to act by such party with the knowledge that the taking of such act or failure to take such act would cause a material breach of this Agreement.

6.	Miscellaneous.

6.1

Further Assurances. The parties hereto shall further cooperate with each other and use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the Backstop Closing as contemplated by this Agreement no later than immediately prior to the consummation of the Second Merger Closing.

(a)

Sponsor acknowledges that Pubco and SPAC (as parties) and the Company (as a third-party beneficiary with right of enforcement) will rely on the acknowledgments, understandings, agreements, covenants, representations and warranties of Sponsor contained in this Agreement, including, for the avoidance of doubt, the provisions of Section 3.3(q). Prior to the Backstop Closing, Sponsor agrees to promptly notify Pubco, the Company and SPAC if any of the acknowledgments, understandings, agreements, covenants representations and warranties made by Sponsor set forth herein are no longer accurate. In addition, Pubco and SPAC each acknowledges and agrees that the Company is a third-party beneficiary of the acknowledgments, understandings, agreements, covenants, representations and warranties made by Pubco or SPAC (as applicable) contained in this Agreement.

(b)

Each of SPAC and Pubco acknowledges that Sponsor will rely on the acknowledgements, understandings, agreements, covenants representations and warranties of SPAC and Pubco, respectively, contained in this Agreement. Prior to the Backstop Closing, each of Pubco and SPAC agrees to promptly notify Sponsor if any of the acknowledgements, understandings, agreements, covenants, representations and warranties made by Pubco or SPAC, as applicable, set forth herein are no longer accurate in all material respects.

(c)

Sponsor acknowledges and agrees that no party to the Business Combination Agreement (other than Pubco and SPAC) nor any Non-Party Affiliate (as defined below), shall have any liability to Sponsor, or to any other investor, pursuant to, arising out of or relating to this Agreement or any other subscription agreement related to the private placement of the Backstop Shares, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Backstop Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by Pubco, SPAC, the Company, or any Non-Party

Affiliate concerning Pubco, SPAC, the Company, any of their controlled affiliates, this Agreement or the transactions contemplated hereby. For purposes of this Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, investment manager, manager, direct or indirect equityholder, investors, representatives, agents, predecessors, successors, assigns, or affiliate of Pubco, SPAC, the Company, or any of Pubco’s, SPAC’s or the Company’s controlled affiliates or any family member of the foregoing.

(d)

Each of Pubco, SPAC, Sponsor and the Company is entitled to rely upon this Agreement and is irrevocably authorized to produce this Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e)

Pubco and SPAC may request from Sponsor such additional information as Pubco and SPAC may deem reasonably necessary to evaluate the eligibility of Sponsor to acquire the Backstop Shares, and Sponsor shall promptly provide such information as may be reasonably requested; provided that (subject to Section 6.20 below) Pubco and SPAC agrees to keep any such information provided by Sponsor confidential.

(f)

Except as provided in the Sponsor Support Agreement or the Business Combination Agreement, each party shall pay all of its own expenses in connection with this Agreement and the transactions contemplated herein.

(g)

Each of Sponsor, Pubco and SPAC shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement on the terms and conditions described herein no later than immediately prior to the consummation of the Second Merger Closing.

6.2

No Short Sales. Sponsor hereby agrees that neither it, its affiliates, nor any person or entity acting on its behalf or pursuant to any understanding with Sponsor, shall, directly or indirectly, engage in any hedging activities or execute any Short Sales (as defined below) with respect to the securities of SPAC prior to the Backstop Closing or the earlier termination of this Agreement in accordance with its terms. “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, in the case of a Sponsor that is a multi-managed investment bank or vehicle whereby separate portfolio managers manage separate portions of such Sponsor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Sponsor’s assets, this Section 6.2 shall apply only with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Backstop Shares covered by this Agreement.

6.3

Additional Information. SPAC and Pubco may request from Sponsor such additional information as is necessary for SPAC or Pubco, as applicable, to comply with public disclosure requirements of applicable securities laws or any filing requirements pursuant to the rules of any stock exchange or the Financial Industry Regulatory Authority, and Sponsor shall provide such information. Sponsor acknowledges that SPAC or Pubco may file a copy of the form of this Agreement with the Commission as an exhibit to a current or periodic report or a registration statement of SPAC or Pubco, as applicable.

6.4

Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery (a) in person, (b) by e-mail (having obtained electronic delivery confirmation thereof), (c) by reputable, internationally recognized overnight courier service, or (d) by registered or certified mail, pre-paid and return receipt requested, provided, however, that notice given pursuant to clauses (c) and (d) above shall not be effective unless a duplicate copy of such notice is also given in person or by e-mail (having obtained electronic delivery confirmation thereof); in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to Sponsor, to such address or addresses set forth on the signature page hereto;

(b)	if to Pubco, to:

Paget-Brown Financial Services Limited

Century Yard

Cricket Square

P.O. Box 1111

George Town, Grand Cayman

KY1-1102, Cayman Islands

Attn: The Directors

Email: notices@pagetbrownfs.com

with a copy (which will not constitute notice) to:

Proskauer Rose LLP

Eleven Times Square

New York, NY 10036-8299

Attention:         Michael E. Ellis; Kunal Dogra

Email:               mellis@proskauer.com; KDogra@proskauer.com

(c)	if to SPAC at or prior to the Second Merger Closing, to:

Investcorp Europe Acquisition Corp I

Paget-Brown Financial Services Limited

Century Yard, Cricket Square, Elgin Avenue, PO Box 1111, George Town Grand

Cayman, Cayman Islands KY1-1102

Attn: The Directors and Craig Sinfield-Hain

Email: ieac1@investcorp.com and csinfieldhain@Investcorp.com with copies (which copy shall not constitute notice) to:

Shearman & Sterling LLP

2601 Olive Street, 17th Floor

Dallas, TX 75201

Attention:     Alain Dermarkar

Email:           alain.dermarkar@shearman.com

and

Shearman & Sterling LLP

Bank of America Tower

800 Capitol Street, Suite 2200

Houston, TX 77022

Attention:    William B. Nelson

Email:          bill.nelson@shearman.com

and

Maples and Calder (Dubai) LLP

Level 14, Burj Daman

Dubai International Finance Centre

PO Box 119980

Attn: Oliver Simpson

Email: oliver.simpson@maples.com

and

Travers Thorp Alberga

Harbour Place, 2nd Floor

103 South Church Street

P.O. Box 472

George Town, Grand Cayman

KY1-1106, Cayman Islands

Attn: Richard Mansi; Michelle Richie

Email: rmansi@traversthorpalberga.com; mrichie@traversthorpalberga.com

(d)	if to the Company, to:

Paget-Brown Financial Services Limited

Century Yard

Cricket Square

P.O. Box 1111

George Town, Grand Cayman

KY1-1102, Cayman Islands

Attn: The Directors

Email: notices@pagetbrownfs.com

with a copy (which will not constitute notice) to:

Proskauer Rose LLP

Eleven Times Square

New York, NY 10036-8299

Attention:         Michael E. Ellis; Kunal Dogra

Email:               mellis@proskauer.com; KDogra@proskauer.com

6.5

Entire Agreement. This Agreement sets out the entire agreement between the parties in respect of the subject matter contained herein and, save to the extent expressly set out in this Agreement, supersede and extinguish any prior drafts, agreements, undertakings, warranties, promises, assurances and arrangements of any nature whatsoever, whether or not in writing, relating thereto. Each party confirms that it has not entered into this Agreement on the basis of any warranty, undertaking or other statement whatsoever by another party which is not expressly incorporated into this Agreement and that, to the extent permitted by law, a party shall have no right or remedy in relation to action taken in connection with this Agreement other than pursuant to this Agreement.

6.6	Modifications and Amendments. This Agreement may be amended, supplemented, modified or waived only by execution of a written instrument signed by each of SPAC, Pubco and Sponsor.

6.7

Assignment. Neither this Agreement nor any rights, interests or obligations that may accrue to the parties hereunder (including Sponsor’s rights to purchase the Backstop Shares) may be transferred or assigned without the prior written consent of each of the other parties hereto (other than the Backstop Shares acquired hereunder, if any, and then only in accordance with this Agreement), other than an assignment to one or more affiliates of Sponsor, subject to, if such transfer or assignment is prior to the Backstop Closing, such transferee or assignee, as applicable, executing a joinder to this Agreement or a separate subscription agreement in substantially the same form as this Agreement, including with respect to the Commitment Amount and other terms and conditions; provided, however, that, in the case of any such transfer or assignment, the initial party to this Agreement shall remain bound by its obligations under this Agreement. For the avoidance of doubt, any transaction contemplated by the Business Combination Agreement shall be deemed not to constitute an assignment of this Agreement or any rights, interests or obligations that may accrue to the parties hereunder.

6.8	Benefit.

(a)

Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. This

Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns, provided that notwithstanding the foregoing, the Company is an express third-party beneficiary of the provisions of this Agreement.

(b)

Each of SPAC, Pubco and Sponsor acknowledges and agrees that (a) this Agreement is being entered into in order to induce the Company to execute and deliver the Business Combination Agreement and without the acknowledgments, understandings, agreements, covenants, representations and warranties of SPAC, Pubco and Sponsor hereunder, the Company would not enter into the Business Combination Agreement; (b) each of the acknowledgments, understandings, agreements, covenants, representations and warranties of Pubco and Sponsor hereunder is being made also for the benefit of the Company; and (c) the Company may directly enforce (including by seeking an action for specific performance, injunctive relief or other equitable relief, including to cause the Commitment Amount to be paid and the Backstop Closing to occur) each of acknowledgments, understandings, agreements, covenants, representations and warranties of each of SPAC, Pubco and Sponsor under this Agreement.

6.9

Governing Law. This Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Agreement, shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of New York.

6.10

Consent to Jurisdiction; Waiver of Jury Trial. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK, RESPECTIVELY, SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR

PROCEEDING IN THE MANNER PROVIDED IN SECTION 6.4 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 6.10.

6.11

Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

6.12

No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.13	Remedies.

(a)

The parties agree that irreparable damage would occur if this Agreement was not performed or the Backstop Closing is not consummated in accordance with its specific terms or was otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in an appropriate court of competent jurisdiction as set forth in Section 6.10, this being in addition to any other remedy to which any party is entitled at law, in equity, in contract, in tort or otherwise, including money damages. The right to specific enforcement shall include the right of Pubco, SPAC and the Company to cause Sponsor and the right of SPAC and the Company to cause Pubco to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Agreement. The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (ii) not to assert that a remedy of specific enforcement pursuant to this Section 6.13 is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate. In connection with any action for which the Company is being granted an award of money damages, Sponsor agrees that such damages, to the extent payable by such party, shall include, without limitation, damages related to the consideration that is or was to be issued or paid to the Company or its equityholders under the Business Combination Agreement and/or this Agreement and such damages are not limited to an award of out-of-pocket fees and expenses related to the Business Combination Agreement and this Agreement.

(b)

The parties acknowledge and agree that this Section 6.13 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Agreement.

(c)

In any dispute arising out of or related to this Agreement, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing party, if any, the reasonable and documented out-of-pocket costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the dispute and the enforcement of its rights under this Agreement or any other agreement, document, instrument or certificate contemplated hereby, and if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage of the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the adjudication and the enforcement of its rights under this Agreement or any other agreement, document, instrument or certificate contemplated hereby or thereby.

6.14

Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement shall survive the Backstop Closing. For the avoidance of doubt, if for any reason the Backstop Closing does not occur prior to the consummation of the Second Merger Closing, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Second Merger Closing and remain in full force and effect.

25

6.15

No Broker or Finder. Each of Pubco, SPAC and Sponsor represents and warrants to the other parties hereto that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on any other party hereto.

6.16

Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.17

Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.18

Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant. All references in this Agreement to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof.

6.19	Mutual Drafting. Each provision of this Agreement has been subject to the mutual consultation, negotiation and agreement of the parties and shall not be construed for or against any party hereto.

6.20	Cleansing Statement; Consent to Disclosure.

(a)

SPAC shall, by no later than 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Agreement, issue one (1) or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the PIPE Subscription Agreements and the Transactions and any other material, non-public information that Pubco or

SPAC or their respective representatives has provided to Sponsor at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, to Pubco and SPAC’s knowledge, Sponsor shall not be in possession of any material, non-public information received from Pubco, SPAC or the Company or any of their respective officers, directors, employees or agents relating to the transactions contemplated by this Agreement, and Sponsor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with Pubco, the Company, SPAC or any of their affiliates, relating to the transactions contemplated by this Agreement.

(b)

Sponsor hereby consents to the publication and disclosure in any press release issued by Pubco, SPAC or the Company or any other filing with the Commission by SPAC or Pubco in connection with the execution and delivery of the Business Combination Agreement and the Proxy Statement (and as and to the extent otherwise required by the federal securities laws or the Commission or any other securities authorities, any other documents or communications provided by Pubco, SPAC or the Company or any of their respective affiliates to any governmental authority or to securityholders of SPAC, Pubco or the Company) of Sponsor’s identity and beneficial ownership of the Backstop Shares and the nature of Sponsor’s commitments, arrangements and understandings under and relating to this Agreement, and if deemed appropriate by Pubco, SPAC or the Company, a copy of this Agreement. Sponsor will promptly provide any information reasonably requested by SPAC, Pubco or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the Commission).

6.21

Regulatory Compliance. Sponsor hereby agrees that it shall comply with all regulatory requirements in connection with the Backstop Closing and the Transactions and shall coordinate in good faith with Pubco, SPAC or the Company, as applicable, to provide all information as may reasonably be requested by any applicable governmental authority relating to the Backstop Closing or the Transactions.

7.

Independent Obligations. The obligations of Sponsor under this Agreement are several and not joint with the obligations of any PIPE Investor or any other investor under the PIPE Subscription Agreements, and Sponsor shall not be responsible in any way for the performance of the obligations of any PIPE Investor under this Agreement or any other investor under the PIPE Subscription Agreements. The decision of Sponsor to purchase Shares pursuant to this Agreement has been made by Sponsor independently of any PIPE Investor or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its subsidiaries which may have been made or given by any PIPE Investor or other investor or by any agent or employee of any PIPE Investor or other investor, and neither Sponsor nor any of its agents or employees shall have any liability to any PIPE Investor or other investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any PIPE Subscription Agreement, and no action taken by Sponsor or any PIPE Investor or other investor pursuant hereto or thereto, shall be deemed to constitute Sponsor, on the one hand, and any PIPE Investor or other investor, on the other hand, as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Sponsor and any PIPE Investor or other investor are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and the PIPE Subscription Agreements. Sponsor acknowledges that no PIPE Investor has acted as agent for Sponsor in connection with making its investment hereunder and no PIPE Investor will be acting as agent of Sponsor in connection with monitoring its investment in the Backstop Shares or enforcing its rights under this Agreement. Sponsor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any PIPE Investor or investor to be joined as an additional party in any proceeding for such purpose.

8.

Sponsor Designees. Any Sponsor Designee that is to participate in the Backstop Closing shall be (a) required to execute a joinder agreement to this Agreement in form and substance reasonably acceptable to Sponsor, SPAC and Pubco, pursuant to which, such Sponsor Designee will (i) agree to be bound by and observe all of the terms and conditions binding on Sponsor Designees, (ii) make the representations and warranties set forth in Section 3.3 solely as to itself, and (iii) agree to be bound by and comply with the terms and conditions applicable to the Sponsor set forth in Section 2 (Closing), Section 4 (Termination), Section 5 (Trust Account Waiver), Section 6 (Miscellaneous) and Section 7 (Independent Obligations), and (b) with regard to any Sponsor Designee that is not an Affiliate of Sponsor, subject to the prior written consent of Pubco (not to be unreasonably withheld, conditioned or delayed).

[Signature Page Follows]

IN WITNESS WHEREOF, each of SPAC, Pubco, the Company and Sponsor has executed or caused this Agreement to be executed by its duly authorized representative as of the date first set forth above.

INVESTCORP EUROPE ACQUISITION CORP I

By:
Name: Baroness Ruby McGregor-Smith Title: Chief Executive Officer

OPSEC HOLDINGS

By: The Director Ltd.

By:
Name: Toni Pinkerton Title: Director

ORCA HOLDINGS LIMITED

By: The Director Ltd.

By:
Name: Toni Pinkerton Title: Director

EUROPE ACQUISITION HOLDINGS LIMITED

By:
Name: Rohit Nanda Title: Director

Sponsor’s EIN: N/A

Business Address: Paget-Brown Financial Services Limited Century Yard, Cricket Square, Elgin Avenue, PO Box 1111, George Town Grand Cayman, Cayman Islands KY1-110

Attn: Rohit Nanda and Ayman Al-Arrayed

Telephone No.: +1 345 949 5122

Facsimile No.: N/A

SCHEDULE I

ELIGIBILITY REPRESENTATIONS OF SPONSOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

1. ☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) (a “QIB”) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as a QIB.

2. ☐ We are subscribing for the Backstop Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

1. ☐ We are an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are institutional accredited investors) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as an institutional “accredited investor.”

2. ☐ We are not a natural person.

*** AND ***

C.	AFFILIATE STATUS (Please check the applicable box)

SPONSOR:

☐ is:

☐ is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of Pubco or acting on behalf of an affiliate of Pubco.

This page should be completed by Sponsor

and constitutes a part of the Backstop Agreement.

Schedule I - 1

Sponsor is a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) if it is an entity that meets any one of the following categories at the time of the sale of securities to Sponsor (Please check the applicable subparagraphs):

☐ Sponsor is an entity that, acting for its own account or the accounts of other qualified institutional buyers, in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with Sponsor and:

☐ is an insurance company as defined in section 2(a)(13) of the Securities Act;

☐ is an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), or any business development company as defined in section 2(a)(48) of the Investment Company Act;

☐ is a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended (“Small Business Investment Act”);

☐ is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

☐ is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”);

☐ is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the ERISA, except, in each case, trust funds that include as participants individual retirement accounts or H.R. 10 plans;

☐ is a business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”);

☐ is an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), corporation (other than a bank as defined in section 3(a)(2) of the Securities Act, a savings and loan association or other institution referenced in section 3(a)(5)(A) of the Securities Act, or a foreign bank or savings and loan association or equivalent institution), partnership, or Massachusetts or similar business trust; or

☐ is an investment adviser registered under the Investment Advisers Act;

☐ Sponsor is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with Sponsor;

Schedule I - 2

☐ Sponsor is a dealer registered pursuant to section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a qualified institutional buyer;

☐ Sponsor is an investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies1 which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with Sponsor or are part of such family of investment companies;

☐ Sponsor is an entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers; or

☐ Sponsor is a bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with Sponsor and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale of securities in the case of a U.S. bank or savings and loan association, and not more than 18 months preceding the date of sale of securities for a foreign bank or savings and loan association or equivalent institution.

Rule 501(a) under the Securities Act, in relevant part, states that an institutional “accredited investor” shall mean any person who comes within any of the below listed categories, or who Pubco reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Sponsor has indicated, by marking and initialing the appropriate box(es) below, the provision(s) below which apply to Sponsor and under which Sponsor accordingly qualifies as an institutional “accredited investor.”

☐ Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

[1]

“Family of investment companies” means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor); provided that (a) each series of a series company (as defined in Rule 1 8f-2 under the Investment Company Act) shall be deemed to be a separate investment company and (b) investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company’s adviser (or depositor) is a majority-owned subsidiary of the other investment company’s adviser (or depositor).

Schedule I - 3

☐ Any broker or dealer registered pursuant to section 15 of the Exchange Act;

☐ Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐ Any investment company registered under the Investment Company Act or a business development company as defined in section 2 (a)(48) of the Investment Company Act;

☐ Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan within the meaning of Title I of the ERISA, if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000, or (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐ Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act;

☐ Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code, in each case that was not formed for the specific purpose of acquiring the securities offered and that has total assets in excess of $5,000,000; or

☐ Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in section 230.506(b)(2)(ii) of Regulation D under the Securities Act.

Schedule I - 4